CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, David O’Neill, President, Chief Executive Officer and Chief Financial Officer of Marley Coffee Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of Marley Coffee Inc. for the year ended January 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Marley Coffee Inc.

Dated: May 15, 2008

/s/ David O’Neill
David O’Neill
President, Chief Executive Officer
(Principal Executive Officer) Chief
Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)